Best Buy #1124.01.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the “2nd Amendment”) is entered into this 18th day of August, 2025 (“Effective Date”), by and between GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company (“Landlord”), and BEST BUY STORES, L.P., a Virginia limited partnership (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant are the current parties to that certain Lease dated February 27, 2006, (as amended, the “Lease”), with respect to a Building containing approximately 30,701 leasable square feet of floor area having a street address at 585 24½ Road, Grand Junction, Colorado 81505, all as more particularly described in the Lease (the “Demised Premises”); and

WHEREAS, Landlord and Tenant have agreed to amend the Lease in accordance with the terms and conditions more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, including the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

TERMS

1.
Interpretation. The terms used herein and not specifically defined shall have the same meaning as in the Lease. In the event of any conflict between the Lease and this 2nd Amendment, this 2nd Amendment shall control. The Lease as amended by this 2nd Amendment remains in full force and effect and contains the entire agreement between Landlord and Tenant with respect to the Lease. There are no other agreements, understandings, restrictions, warranties, representations, or covenants between the parties relating to the subject matter of this 2nd Amendment.

2.
Second Renewal Term. The Term is scheduled to expire on March 31, 2027. The parties hereby agree to extend the Term for the period from April 1, 2027 through and including March 31, 2032, which period shall be deemed the Second Renewal Term referenced in Section 19.17 of the Lease. Notwithstanding anything to the contrary in the Lease, during the Second Renewal Term, Minimum Rent shall be per Paragraph 4 of this 2nd Amendment.

3.
Additional Renewal Terms. Tenant shall have the right to extend the Term beyond the Second Renewal Term for two (2) additional five (5) year renewal terms (the “Third Renewal Term” and, subsequently, the “Fourth Renewal Term” and, together with the First Renewal Term and the Second Renewal Term, collectively, the “Renewal Terms”), exercisable in accordance with Section 19.17 of the Lease. Notwithstanding anything to the contrary in the Lease, Minimum

Rent during the Third Renewal Term and the Fourth Renewal Term, if exercised, shall be per Paragraph 4 of this 2nd Amendment.

4.
Minimum Rent. Notwithstanding anything to the contrary in the Lease, the Minimum Rent shall be as follows:

Period Annual Rent Monthly Rent per SF

4-1-2027 to 3-31-2032 $376,087.25 $31,340.60 $12.25

4-1-2032 to 3-31-2037 $401,876.09 $33,489.67 $13.09

(Third Renewal Term)

4-1-2037 to 3-31-2042 $426,743.90 $35,561.99 $13.90

(Fourth Renewal Term)

5.
EFT Payment. Notwithstanding anything to the contrary, Landlord shall cooperate with Tenant in order to set up electronic funds transfers with Tenant’s third party payer’s system for all amounts payable by Tenant under the Lease.

6.
Authority. Each party represents and warrants that, except as otherwise provided herein, as of the date hereof: (i) such party has not made any assignment, lease, transfer, conveyance, or other disposition of the Lease, or any interest in the Lease, (ii) such party has the full right, power and authority to enter into this 2nd Amendment and has obtained all consent(s) or approval(s) required from any applicable third parties (e.g., mortgagee(s) and/or administrative agent(s), etc.), (iii) each individual executing this 2nd Amendment on behalf of an entity is duly authorized to do so such that this 2nd Amendment shall be binding on the applicable entity upon full execution and delivery of the same, and (iv) such party has not dealt with any broker or finder in connection with this 2nd Amendment such that no party is entitled to be paid a fee or commission in connection with the amendment of the Lease by such party. In addition to any other rights which each party might have at law or in equity, and not as a limitation thereof, each party hereby agrees to indemnify, defend and hold the other party harmless from any loss or damage (including reasonable attorneys’ fees) arising from any breach of the representations and warranties contained in this paragraph, including without limitation, any and all claims that might be made by any third party as a result of the execution of this 2nd Amendment.

7.
Nondisclosure. Landlord and Tenant agree that neither party shall disclose or distribute any of the terms, details or conditions of the Lease including this 2nd Amendment to any person, firm or entity without obtaining the express written approval of the other party or its respective successors or assigns, except (i) as reasonably necessary in the conduct of its business such as necessary employees, officers, legal counsel, brokers, and consultants (for tax, financial or leasing matters), it being understood that third party lease consultants shall be required to execute a nondisclosure agreement for such purpose; (ii) to the extent the terms of this 2nd Amendment become publicly available through no wrongful act of disclosing party; or (iii) when required by law, court order, duly authorized subpoena, or governmental authority to do so (but the party required to disclose shall promptly give the other party written notice and an opportunity to contest such required disclosure).

8.
Miscellaneous. The above recitals are hereby incorporated into this 2nd Amendment as if fully set forth herein. This 2nd Amendment can be modified only in writing signed by the Landlord and Tenant. This 2nd Amendment shall be governed by and interpreted in accordance with the laws of the state in which the Demised Premises is located. Any notices required hereunder shall be sent in the same manner and upon the same terms as are required by the Lease. This 2nd Amendment shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto. This 2nd Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same 2nd Amendment. Execution copies of this 2nd Amendment may be delivered by facsimile or PDF, and the parties hereto agree to accept and be bound by facsimile or PDF signatures hereto. Both Landlord and Tenant assume responsibility for the content and form of this document, and therefore the parties agree that the rule of judicial interpretation to the effect that ambiguities and/or uncertainties contained in an agreement should be construed against the party who drafted that agreement shall not be applied in the event of any dispute arising from the content of this document.

[Signatures on the following page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this 2nd Amendment to be executed as of the Effective Date.

LANDLORD:

GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company

By: /s/ David Sobelman

Name: David Sobelman

Title: President

Date: August 18, 2025

TENANT:

BEST BUY STORES, L.P., a Virginia limited partnership

By: BBC Property Co., a Minnesota corporation, its general partner

By: /s/ Buddy Davenport

Name: Buddy Davenport

Title: Vice President

Date: August 18, 2025